UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 22, 2005

                             TETON PETROLEUM COMPANY
             (Exact name of registrant as specified in its charter)

        Delaware                     001-31679                  84-1482290
(State of incorporation)       (Commission File No.)           (IRS Employer
                                                            Identification No.)

                            1600 Broadway, Suite 2400
                              Denver, CO 80202-4921
          (Address of principal executive offices, including zip code)

                                 (303) 542-1878
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement

      On February 22, 2005, in connection with Mr. H. Howard Cooper's resignation as an executive chairman of the Company, Teton Petroleum Company ("we" or the "Company") replaced Mr. Cooper's existing employment contract with the Company with a consulting agreement with Mr. Cooper.

      The consulting agreement provides for Mr. Cooper's retention as a consultant for an initial term ending on February 28, 2006, and will continue for an additional one-year term unless 60 days prior to the anniversary date either party gives notice of his or its desire to terminate the agreement. The consulting contract provides for compensation for Mr. Cooper at his level of compensation as Chairman ($200,000) and retains all benefits previously provided under his employment agreement. In the event that Mr. Cooper's consulting contract is terminated other than for cause, he is entitled to a severance benefit of 12 months compensation. Mr. Cooper also agreed not to compete with the Company during the term of the consulting agreement and for so long as he receives severance benefits.

Item 1.02 Termination of a Material Definitive Agreement

      On February 22, 2005, we rescinded Mr. Cooper's existing employment contract with the Company and replaced it with a consulting contract. See "Item
1.01 Entry Into a Material Definitive Agreement." Mr. Cooper's employment agreement had provided for an initial base salary of $13,339 per month, and was for an initial term of 3 years.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On February 22, 2005, Mr. Cooper resigned as Executive Chairman of the Company. As Executive Chairman, Mr. Cooper had an active role in the day-to day affairs of the Company. Mr. Cooper will stand for re-election as a director of the Company.

      On February 22, 2005, the Company's Board of Directors unanimously elected James J. Woodcock, a director of the Company, as its non-executive Chairman. Mr. Woodcock will not have an active role in the day-to-day affairs of the Company.

Item 9.01 Financial Statements and Exhibits.

      (c)   Exhibits.

      Exhibit No.            Description
      -----------            -----------

         99.1                Press Release dated February 28, 2005.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated:  February 28, 2005              TETON PETROLEUM COMPANY

                                       By: /s/ Karl F. Arleth
                                          ----------------------------------
                                            Karl F. Arleth, Chief Executive
                                             Officer and President


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                                INDEX TO EXHIBITS

        Exhibit No.           Exhibit
        -----------           -------

            99.1              Press Release of Teton Petroleum Company dated
                              February 28, 2005.